SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                         September 22, 1995


                         TIME WARNER INC.
      (Exact name of registrant as specified in its charter)

         Delaware                   1-8637             13-1388520

(State or other jurisdiction     (Commission        (I.R.S. Employer
       of incorporation)         File Number)       Identification No.)




             75 Rockefeller Plaza, New York, NY 10019
       (Address of principal executive offices) (zip code)

                          (212) 484-8000
       (Registrant's telephone number, including area code)

                          Not Applicable
  (Former name or former address, if changed since last report)

Item 5. Other Events.

     Time Warner Inc. ("Time Warner") has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 22, 1995, among Time Warner, Time Warner Acquisition Corp. ("Sub"), a Delaware corporation and a wholly owned subsidiary of Time Warner, and Turner Broadcasting System, Inc. ("TBS"), a Georgia corporation, a copy of which is attached as
Exhibit 2(a) hereto and incorporated herein by reference. Pursuant to the Merger Agreement, TBS will merge with Sub and become a wholly owned subsidiary of Time Warner. Alternatively, the Merger Agreement contemplates that the structure of the transaction may be changed, if the parties so agree, so that each of Time Warner and TBS will merge with separate subsidiaries of a newly-formed holding company and will become wholly owned subsidiaries of such newly-formed holding company. The merger of TBS contemplated by the Merger Agreement is referred to herein as the "Merger". The alternative transaction in which both TBS and Time Warner would become wholly owned subsidiaries of a newly-formed holding company (to be named Time Warner Inc.) is referred to herein as the "Holding Company Transaction". In the Merger, each issued and outstanding share of Class A Common Stock, par value $0.0625 per share, of TBS (the "TBS Class A Common Stock") and each issued and outstanding share of Class B Common Stock, par value $0.0625 per share, of TBS (the "TBS Class B Common Stock") will be converted into the right to receive 0.75 shares of the common stock, par value $1.00 per share, of Time Warner (or, if the Holding Company Transaction is implemented, of the newly-formed holding company) (the "Common Stock"), and each share of Class C Convertible Preferred Stock, par value $0.125 per share, of TBS (the "TBS Class C Preferred Stock") will be converted into the right to receive 4.80 shares of Common Stock, in each case subject to the exercise of dissenters' rights and the delivery of cash in lieu of fractional shares. If the Holding Company Transaction is implemented, each issued and outstanding share of each class of the capital stock of Time Warner will be converted into the right to receive one share of an identical class of the capital stock of the newly-formed holding company, subject to the exercise of applicable appraisal rights by the holders of preferred stock of Time Warner. Time Warner currently believes that the parties to the Merger Agreement will agree to implement the Holding Company Transaction.

     The Merger is subject to customary closing conditions, including the approval of the shareholders of TBS and of Time Warner, all necessary approvals of the Federal Communications Commission (the "FCC") and appropriate antitrust approvals. There can be no assurance that all these approvals can be obtained or, in the case of governmental approvals, if obtained, will not be conditioned upon changes to the terms of the Merger Agreement or the related agreements described below.

     In connection with the Merger Agreement, Time Warner has entered into (a) a Shareholders' Agreement dated as of September 22, 1995 (the "Shareholders' Agreement"), with R. E. Turner ("Turner"), and certain associates and affiliates of Turner (together with Turner, the "Turner Shareholders"), a copy of which is attached as Exhibit 10(a) hereto and incorporated herein by reference, and (b) an LMC Agreement dated as of September 22, 1995, with Liberty Media Corporation ("LMC") and certain direct and indirect wholly owned subsidiaries of LMC (the "LMC Agreement"), a copy of which is attached as Exhibit 10(b) hereto and incorporated herein by reference. In addition, LMC has agreed to grant Time Warner an option, exercisable under certain conditions, to acquire all the TBS shares owned by LMC and its wholly owned subsidiaries at the same price that would be payable for such TBS shares in the Merger.

     Pursuant to the Shareholders' Agreement, the Turner Shareholders have agreed to vote all their TBS shares in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement. In addition, pursuant to the Merger Agreement and the Shareholders' Agreement, Time Warner and the Turner Shareholders have agreed that, upon consummation of the Merger, Time Warner and the Turner Shareholders will enter into Investors' Agreements and a Registration Rights Agreement (the forms of which are attached as Exhibits C-1 and C-2 and B, respectively to the Merger Agreement and are incorporated herein by reference), pursuant to which (a) Turner will, subject to certain conditions, be entitled to designate two people for election to the Board of Directors of Time Warner, (b) certain of the Turner Shareholders will be subject to certain restrictions on transfer of Common Stock and certain restrictions on other activities relating to Time Warner and (c) Time Warner will grant to the Turner Shareholders rights to require the registration of sales of shares of Common Stock received in the Merger under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the LMC Agreement, LMC and certain of its subsidiaries have agreed, subject to certain conditions, to vote all their TBS shares in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement. Time Warner has agreed with LMC that Time Warner will terminate the Merger Agreement and abandon the Merger under certain circumstances, including (a) the imposition by any regulatory authority of any restrictions or burdens on LMC and its affiliates as a condition to approval of the Merger and related transactions and (b) the failure by Time Warner to amend the Time Warner stockholder rights agreement as set forth in Exhibit G to the LMC Agreement, which is incorporated herein by reference.

     In addition, the LMC Agreement contemplates that (a) all the shares of Common Stock issued in the Merger to LMC and its wholly owned subsidiaries will be exchanged for shares of a new class of voting stock of Time Warner economically equivalent to the Common Stock (the "LMC Class Stock") at a ratio of 1,000 shares of Common Stock for each share of LMC Class Stock and (b) all the shares of LMC Class Stock received by LMC and its subsidiaries, together with all other voting securities of Time Warner from time to time held by LMC or any of its controlled affiliates (and, for so long as LMC is a controlled affiliate of Tele-Communications Inc. ("TCI"), all voting securities of Time Warner from time to time held by TCI or any of its controlled affiliates) will be deposited in a voting trust (the "Voting Trust") to be established pursuant to the Voting Trust Agreement (the form of which is attached as Exhibit J to the LMC Agreement and is incorporated herein by reference) to be voted by the trustee thereunder, who initially shall be Gerald M. Levin, the Chairman and Chief Executive Officer of Time Warner. The terms of the LMC Class Stock are set forth in the form of certificate of designation for such security, which is attached as Exhibit C to the LMC Agreement and is incorporated herein by reference. The LMC Class Stock is the economic equivalent of the Common Stock, with identical rights, except that (i) the LMC Class Stock may not be redeemed by Time Warner pursuant to Section 5 of Article IV of the Restated Certificate of Incorporation of Time Warner, as amended, and (ii) the LMC Class Stock will be entitled to a de minimis liquidation preference over the Common Stock equal to 1/1000th of a cent per share on a per share of Common Stock equivalent basis (approximately $56,000 in the aggregate).

     The LMC Agreement also provides that (a) if the Voting Trust is terminated under certain circumstances, all shares of Common Stock and shares of LMC Class Stock distributed out of the Voting Trust shall be exchanged for shares of a new series of nonvoting, convertible, participating preferred stock of Time Warner (the "Non-voting Exchange Preferred Stock") and (b) if the FCC conditions its required consent or approval in connection with the Merger upon any changes to the terms of the Voting Trust or the identity of the trustee thereunder, or does not accept that the Voting Trust, without such changes, would be sufficient to preclude LMC and its subsidiaries from having an attributable interest in the assets and businesses of Time Warner, and LMC is unwilling to agree to such changes, then at the request of either Time Warner or LMC, in lieu of entering into the Voting Trust, the shares of Common Stock of Time Warner issued to LMC and its subsidiaries pursuant to the Merger and the shares of LMC Class Stock issued as consideration for the Option (as defined below) will be exchanged for shares of Non-voting Exchange Preferred Stock. The terms of the Non-voting Exchange Preferred Stock are set forth in the form of certificate of designation for such security, which is attached as Exhibit A to the LMC Agreement and is incorporated herein by reference. The Non-voting Exchange Preferred Stock is equivalent to the LMC Class Stock except that the holders of the Non-voting Exchange Preferred Stock will not be entitled to vote except on very limited matters affecting them.

     Pursuant to the LMC Agreement, if the Merger is consummated, Time Warner or TBS, on the one hand, and LMC or one of its subsidiaries, on the other hand, will enter into certain other agreements, and additional agreements between TBS and LMC will take effect. These agreements include:

          (a) a Stockholders' Agreement among Time Warner, Turner, an affiliate of Turner, LMC and certain subsidiaries of LMC, pursuant to which Turner and the Turner-related stockholder, on the one hand, and LMC and the LMC-related stockholders, on the other hand, grant first to the other group and then to Time Warner a right of first refusal with respect to dispositions of securities of Time Warner (the form of the Stockholders' Agreement is attached as Exhibit B to the LMC Agreement and is incorporated herein by reference);

          (b) an Option Agreement, for which Time Warner will issue to LMC 5,000 shares of LMC Class Stock, pursuant to which Time Warner will have an option (the "Option"), exercisable for six years, to purchase for $160 million (payable in the form of additional shares of LMC Class Stock) a subsidiary of LMC that currently uplinks and distributes the WTBS signal to cable systems and other video distribution systems (the form of the Option Agreement is attached as Exhibit D to the LMC Agreement and is incorporated herein by reference);

          (c) an LMC Registration Rights Agreement, pursuant to which Time Warner will grant to LMC rights to require the registration under the Securities Act of sales of Common Stock received in the Merger or pursuant to the Option, or upon conversion of LMC Class Stock or Non-voting Exchange Preferred Stock so received (the form of the LMC Registration Rights Agreement is attached as Exhibit F to the LMC Agreement and is incorporated herein by reference);

          (d) an agreement by which an extension and amendment of the existing affiliation agreements between TCI and TBS relating to the carriage by TCI-affiliated cable systems of TBS-produced programming will be amended and extended;

          (e) a SportSouth Stock Purchase Agreement, pursuant to which TBS has agreed to sell its interest in SportSouth, a regional sports cable network, to LMC for approximately $60 million; and

          (f) a Sunshine Option Agreement pursuant to which Time Warner Entertainment Company, L.P. ("TWE") will grant to LMC an option to purchase the interests of TWE and certain affiliates in the Sunshine Network, a Florida-based sports cable network, for approximately $14 million.

     Pursuant to the LMC Agreement, Time Warner has agreed that, under certain circumstances, if LMC or any of its controlled affiliates (and, for so long as LMC is a controlled affiliate of TCI, TCI and each controlled affiliate of TCI) is required for regulatory reasons to dispose of shares of Time Warner or would otherwise suffer certain other adverse consequences by reason of continued ownership of shares of Time Warner, Time Warner will indemnify such person for certain assumed incremental tax liabilities incurred in such disposition and in the disposition of certain other shares of Time Warner.

     The Merger or the Holding Company Transaction, as the case may be, and the transactions contemplated by the Shareholders'
Agreement and the LMC Agreement are referred to herein as the "TBS Transaction".

     On September 22, 1995, U S WEST, Inc. ("U S WEST") and U S West Multimedia Communications, Inc. ("USWMC"), a wholly owned subsidiary of U S WEST, filed a complaint in the Court of Chancery of the State of Delaware individually and allegedly in a derivative capacity on behalf of TWE against Time Warner, alleging that the Merger would breach fiduciary duties owed by Time Warner to U S WEST and that the Merger would breach certain provisions of the agreements pursuant to which TWE is organized and managed and USWMC was admitted as a limited partner in TWE.
U S WEST seeks equitable relief, including an injunction against consummation of the Merger and declarations that Time Warner has breached fiduciary duties and violated such agreements. The complaint filed by U S WEST and USWMC is attached hereto as
Exhibit 99(d).

     In addition to the complaint filed by U S WEST, fourteen other complaints have been filed against Time Warner, certain officers and directors of Time Warner or TWE, and other defendants in Superior Court, Fulton County, Georgia, purportedly on behalf of a class of TBS shareholders. These complaints allege, among other things, that the terms of the Merger are unfair to TBS shareholders and that some or all of the defendants have breached fiduciary duties owed to TBS shareholders. All of the complaints seek damages, and thirteen of the complaints seek an injunction against consummation of the Merger.

     Time Warner intends to vigorously defend each of the foregoing lawsuits.


Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired:

         (i) The Consolidated Financial Statements of Turner
         Broadcasting System, Inc. as of December 31, 1994 and for the year ended December 31, 1994 are incorporated by reference herein.

         (ii) The Unaudited Consolidated Condensed Financial
         Statements of Turner Broadcasting System, Inc. as of
         June 30, 1995 and for the six months ended June 30, 1995 are incorporated by reference herein.

         (b)  Pro Forma Financial Information:

           Pro Forma Consolidated Condensed Financial Statements

     The following pro forma consolidated condensed balance sheet of Time Warner at June 30, 1995 gives effect to the KBLCOM Acquisition, the CVI Acquisition, the Unclustered Cable Disposition, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction, as more fully described in Time Warner's Current Reports on Form 8-K dated August 14, 1995 and August 31, 1995, and the TBS Transaction, as if such transactions occurred on such date. The following pro forma consolidated statements of operations of Time Warner for the six months ended June 30, 1995 and the year ended December 31, 1994 give effect to the Summit Acquisition, the KBLCOM Acquisition, the CVI Acquisition, the Asset Sale Transactions, the TWE-A/N Transaction, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction, as more fully described in Time Warner's Current Reports on Form 8-K dated August 14, 1995 and August 31, 1995, and the TBS Transaction, as if each applicable transaction had occurred at the beginning of such periods. The pro forma consolidated condensed financial statements should be read in conjunction with (1) the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in the Time Warner Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and the Time Warner Annual Report on Form 10-K for the year ended December 31, 1994, (2) the historical financial statements of TBS as of and for the six months ended June 30, 1995 and for the year ended December 31, 1994, which have been incorporated herein by reference and (3) the historical financial statements and pro forma consolidated condensed financial statements included or incorporated by reference in Time Warner's Current Reports on Form 8-K dated August 14, 1995 and August 31, 1995. Capitalized terms are as defined and described in such Reports, or elsewhere herein.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial conditions or operating results.

     Pro forma adjustments for the TBS Transaction reflect (1) the issuance of approximately 171.3 million shares of Common Stock, of which 50.8 million shares will be received by LMC, (2) the exchange of the 50.8 million shares of Common Stock received by LMC for a number of shares of LMC Class Stock equivalent to such number of shares of Common Stock and the issuance of a number of shares of LMC Class Stock in connection with the Option Agreement equivalent to 5,000,000 shares Common Stock, all of which will be placed in the Voting Trust, (3) the issuance of approximately 13 million stock options to replace all outstanding TBS options and (4) the assumption or incurrence of approximately $2.4 billion of indebtedness, including $283 million of convertible debt securities. The convertible debt securities may be converted at the option of the holders into an additional 9.1 million shares of TBS Class B Common Stock prior to the consummation of the Merger. Should such conversion occur, (1) Time Warner's pro forma shareholders' equity at June 30, 1995 would be increased by approximately $300 million to reflect the issuance of approximately 6.8 million additional shares of Common Stock, (2) Time Warner's pro forma indebtedness at June 30, 1995 would be reduced by $283 million and (3) Time Warner's pro forma net loss and net loss per common share for the six months ended June 30, 1995 and the year ended December 31, 1994 would be reduced by $6 million ($.01 per common share) and $12 million ($.04 per common share), respectively.

     The TBS Transaction will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, the allocation of the excess of cost over the book value of the net assets to be acquired has been made preliminarily for pro forma purposes to goodwill.

     The TBS Transaction is subject to customary closing conditions, including the receipt of certain regulatory approvals. The FCC's regulations limit the ownership by LMC of voting securities of Time Warner. If FCC approval is not obtained for the receipt by LMC of voting securities of Time Warner in exchange for its interest in TBS and the deposit of such voting securities in the Voting Trust, Time Warner will issue Non-voting Exchange Preferred Stock to LMC in lieu of LMC Class Stock, which would increase Time Warner's pro forma net loss per common share for the six months ended June 30, 1995 and the year ended December 31, 1994 by an additional $.08 per common share and $.15 per common share, respectively.

                             TIME WARNER INC.
              PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               June 30, 1995
                           (millions, unaudited)



                                                    TBS Transaction


                           Time                                     Adjusted
                          Warner          TBS            Pro Forma      Pro
                         Pro Forma(a) Historical(b)   Adjustments(c)   Forma

 ASSETS
 Cash and
  equivalents            $   137       $   69           $    -         $   206
 Other current
   assets                  2,628          972              (131)         3,469
                          ------       -------          --------        -------
 Total current assets      2,765        1,041              (131)         3,675
 Investments in and
   amounts due to
   and from Entertainment
   Group                   6,936            -                 -          6,936
 Other investments         2,441            -              (529)         1,912
 Noncurrent inventories        -        1,909                 -          1,909
 Property, plant and
   equipment               1,479          324                 -          1,803
 Goodwill                  6,326          264             8,088         14,678
 Cable television
   franchises              4,270            -                 -          4,270
 Other assets              1,684          329                 -          2,013
                        --------      --------          -------       --------

 Total assets            $25,901      $ 3,867           $ 7,428        $37,196
                       =========      =========        ========       =========


 LIABILITIES AND SHAREHOLDERS' EQUITY
 Total current
   liabilities           $ 3,203      $   623           $     -       $  3,826
 Long-term debt           11,794        2,287               100         14,181
 Deferred income taxes     4,540          396                 -          4,936
 Other long-term
   liabilities             1,078          179                 -          1,257
 Company obligated
   mandatorily redeemable
   preferred securities
   of subsidiary(1)          374            -                 -            374
 Shareholders' equity:
    Preferred stock           37            -                 -             37
    LMC Class Stock            -            -                56             56
    Common stock             387            -               120            507
    Paid-in capital        6,370            -             7,534         13,904
    Unrealized gains
      on certain
      marketable
      securities             134            -                 -            134
    Accumulated
      deficit             (2,016)           -                 -         (2,016)
    TBS shareholders'
      equity                   -          382              (382)             -
                        ---------    ---------         ---------       -------

 Total shareholders'
   equity                  4,912          382             7,328         12,622
                        ---------    ---------         ---------       -------

 Total liabilities
   and shareholders'
   equity                $25,901      $ 3,867            $ 7,428       $37,196
                        =========    =========         =========       ========



-----------------

(1) The sole assets of the subsidiary that is the obligor on the preferred securities are $385 million principal amount of subordinated notes of Time Warner due December 23, 1997. Such preferred securities are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner.

See accompanying notes.

                        TIME WARNER INC.
    PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 Six Months Ended June 30, 1995
         (millions except per share amounts, unaudited)



                                                 TBS Transaction

                             Time                                    Adjusted
                            Warner        TBS           Pro Forma      Pro
                         Pro Forma(d)  Historical(e)  Adjustments(f)  Forma

   Revenues                 $4,138        $1,508           $   -      $5,646

   Cost of revenues*         2,433           933             123       3,489
   Selling, general and
     administrative*         1,387           403               -       1,790
                             -----         -----            -----      -----
   Operating expenses        3,820         1,336             123       5,279
                             -----        ------             ----      ------

  Business segment operating
    income (loss)              318           172            (123)        367
  Equity in pretax income
    of Entertainment Group     130             -               -         130
  Interest and other, net     (482)          (97)             (3)       (582)
  Corporate expenses           (39)            -               -         (39)
                             ------       -------            ----     -------

  Income (loss) before
    income taxes               (73)           75             (126)      (124)
  Income tax (provision)
    benefit                    (54)          (31)              10        (75)
                             ------       -------            ----     -------

  Net income (loss)           (127)           44             (116)      (199)

  Preferred dividend
    requirements               (73)            -                -        (73)
                             ------       -------            ----     -------
  Net income (loss)
    application to
    common shares           $ (200)      $    44           $ (116)    $ (272)
                            =======       =======            =====    =======

  Net loss per common
    share                   $ (.52)                                   $ (.48)
                            =======                                   =======

 Average common shares       385.0                                     561.3
                            =======                                   =======


-----------------
*  Includes depreciation
     and amortization
     expense of:           $ 465         $    89           $  101     $  655
                           ========       ======            =====     =======



See accompanying notes.

                             TIME WARNER INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       Year Ended December 31, 1994
              (millions except per share amounts, unaudited)



                                                           TBS Transaction

                           Time                                       Adjusted
                          Warner         TBS            Pro Forma       Pro
                        Pro Forma(d)   Historical(e)   Adjustments(f)  Forma

  Revenues               $8,217        $2,809            $     -      $11,026

  Cost of revenues*       4,979         1,815                237        7,031
  Selling, general
    and administrative*   2,590           706                  -        3,296
                          -----        ------            -------      -------
  Operating expenses      7,569         2,521                237       10,327
                          -----        ------            -------      -------

  Business segment
    operating income
    (loss)                  648           288               (237)         699
  Equity in pretax
    income of
    Entertainment Group     208             -                  -          208
  Interest and other,
    net                    (949)         (209)                 6       (1,152)
  Corporate expenses        (76)            -                  -          (76)
                         -------       ------             ------      --------

  Income (loss) before
    income taxes           (169)           79               (231)        (321)
  Income tax
    (provision) benefit    (105)          (33)                13         (125)
                         --------      -------             ------     ---------

  Net income (loss)        (274)           46               (218)        (446)

  Preferred dividend
    requirements           (146)            -                  -         (146)
                         ---------     -------             -------    ---------

  Net income (loss)
    application to
    common shares        $ (420)       $   46            $  (218)     $  (592)
                         ========      ========          =========    ========

  Net loss per
    common share         $(1.09)                                      $ (1.06)
                         ========                                     ========

  Average common
    shares                384.0                                         560.3
                         ========                                      =======


-----------------
* Includes depreciation
    and amortization
    expense of:          $  916        $  153            $   199       $1,268
                         =======       =======           ========      =======




See accompanying notes.

                             TIME WARNER INC.
         NOTES TO THE TIME WARNER PRO FORMA CONSOLIDATED CONDENSED
                           FINANCIAL STATEMENTS


(a) Reflects Time Warner's pro forma consolidated condensed balance sheet at June 30, 1995 as previously reported in Time Warner's Current Report on Form 8-K dated August 31, 1995, which gives effect to the KBLCOM Acquisition, the CVI Acquisition, the Unclustered Cable Disposition, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction, as if such transactions occurred on such date.

(b) Reflects the historical financial position of TBS at June 30, 1995, including $2.287 billion of long-term indebtedness that will be assumed pursuant to the TBS Transaction.

(c) Pro forma adjustments to record the TBS Transaction reflect (1) the issuance by Time Warner of (i) 171.3 million shares of Common Stock, of which 50.8 million shares will be received by LMC, (ii) 50,800 shares of LMC Class Stock in exchange for the 50.8 million shares of Common Stock received by LMC, (iii) 5,000 shares of LMC Class Stock in connection with the Option Agreement and (iv) approximately 13 million stock options to replace all outstanding TBS stock options, valued at an aggregate of $7.710 billion for pro forma purposes based on a Common Stock price of $42.375 per share, (2) the writeoff of approximately $264 million of pre-existing goodwill of TBS and approximately $131 million of TBS inventory to conform TBS' accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (3) the incurrence of $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (4) the allocation of the excess of the purchase price over the book value of the net assets acquired of $8.352 billion to goodwill and (5) the elimination of (i) Time Warner's historical investment in TBS in the amount of $529 million and (ii) TBS' historical stockholders' equity in the amount of $382 million.

(d) Reflects Time Warner's pro forma consolidated condensed statements of operations for the six months ended June 30, 1995 and the year ended December 31, 1994 as previously reported in Time Warner's Current Report on Form 8-K dated August 31, 1995, which give effect to the Summit Acquisition, the KBLCOM Acquisition, the CVI Acquisition, the Asset Sale Transactions, the TWE-A/N Transaction, the 1995 Debt Refinancings and the ITOCHU/Toshiba Transaction, as if each applicable transaction had occurred at the beginning of such periods.

(e) Reflects the historical operating results of TBS for the six months ended June 30, 1995 and the year ended December 31, 1994, excluding an extraordinary loss on the retirement of debt of $25 million in 1994.

(f) Pro forma adjustments to record the TBS Transaction for the six months ended June 30, 1995 and the year ended December 31, 1994 reflect (1) an increase of $123 million and $237 million, respectively, in cost of revenues consisting of (i) a $4 million and $10 million reduction, respectively, of TBS' historical amortization of pre-existing goodwill, (ii) a $105 million and $209 million increase, respectively, in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (iii) a $22 million and $38 million increase, respectively, in the amortization of capitalized film exploitation costs to conform TBS' accounting policy to Time Warner's accounting policy, (2) an increase of $3 million and $6 million, respectively, in interest expense on the $100 million of additional indebtedness for the payment of transaction costs and other related liabilities, (3) a decrease of $12 million in interest and other, net, in 1994 only, due to the elimination of Time Warner's historical equity accounting for its investment in TBS and (4) a decrease of $10 million and $13 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate.

     (c) Exhibits:

    *(i) Exhibit 2(a): Agreement and Plan of Merger dated as of September
     22, 1995, among Time Warner Inc., Turner Broadcasting System, Inc. and Time Warner Acquisition Corp.

    *(ii) Exhibit 10(a): Shareholders' Agreement dated as of September 22,
     1995, among Time Warner Inc., R.E. Turner and certain associates and affiliates of R.E. Turner.

    *(iii) Exhibit 10(b): LMC Agreement dated as of September 22, 1995, among Time Warner Inc., Liberty Media Corporation, TCI Turner Preferred, Inc., Communication Capital Corp. and United Turner Investment, Inc.

     (iv) Exhibit 23(a): Consent of Price Waterhouse LLP, Independent
     Accountants.

     (v) Exhibit 99(a): Consolidated Financial Statements of Turner Broadcasting System, Inc. as of December 31, 1994 and for the year ended December 31, 1994 (incorporated by reference from pages 31 to 53 of the Annual Report to Shareholders incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 1994 of Turner Broadcasting System, Inc.).

     (vi) Exhibit 99(b): Unaudited Consolidated Condensed Financial Statements of Turner Broadcasting System, Inc. as of June 30, 1995 and for the six months ended June 30, 1995 (incorporated by reference from pages 2 to 18 of the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 of Turner Broadcasting System, Inc.).

     (viii) Exhibit 99(c): Complaint in US WEST, Inc., et al. v. Time Warner Inc., et al. (Civil Action No. 14555) filed by US WEST, Inc. in the Court of Chancery of the State of Delaware in and for New Castle County.

    *Not all schedules and similar such attachments have been filed.
     Time Warner will furnish to the Commission such other schedules and similar such attachments as the Commission may request.

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 4, 1995.


                          TIME WARNER INC.,

                          By:/s/ Peter R. Haje
                             --------------------------------
                          Name:  Peter R. Haje
                          Title: Executive Vice President

                               EXHIBIT INDEX

                                                                 Sequential
Exhibit No.         Description of Exhibit                      Page Number


2(a) Agreement and Plan of Merger dated as of September 22, 1995, among Time Warner
                    Inc., Turner Broadcasting System, Inc.
                    and Time Warner Acquisition Corp.


10(a)               Shareholders' Agreement dated as of
                    September 22, 1995, among Time Warner
                    Inc., R.E. Turner and certain associates and affiliates of R.E. Turner.


10(b) LMC Agreement dated as of September 22, 1995, among Time Warner Inc., Liberty Media Corporation, TCI Turner Preferred, Inc., Communication Capital Corp. and United Turner Investment, Inc.


23(a)               Consent of Price Waterhouse LLP,
                    Independent Accountants.



99(a)               Consolidated Financial Statements of              *
                    Turner Broadcasting System, Inc. as of
                    December 31, 1994 and for the year ended
                    December 31, 1994 (incorporated by
                    reference from pages 31 to 53 of the
                    Annual Report to Shareholders
                    incorporated by reference into the
                    Annual Report on Form 10-K for the year
                    ended December 31, 1994 of Turner
                    Broadcasting System, Inc.).


99(b)               Unaudited Consolidated Condensed                  *
                    Financial Statements of Turner
                    Broadcasting System, Inc. as of June 30,
                    1995 and for the six months ended
                    June 30, 1995 (incorporated by reference from pages 2 to 18 of the Quarterly
                    Report on Form 10-Q for the quarterly
                    period ended June 30, 1995 of Turner
                    Broadcasting System, Inc.).


99(c)               Complaint in US WEST, Inc., et al. v.
                    Time Warner Inc., et al. (Civil Action
                    No. 14555) filed by US WEST, Inc. in the
                    Court of Chancery of the State of
                    Delaware in and for New Castle County.


                    --------------------
                    *  Incorporated by reference.